SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 13, 2002


                              QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                1-13831                                74-2851603
         (Commission File No.)              (IRS Employer Identification No.)


                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address of principal executive offices, including ZIP code)



                                 (713) 629-7600
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

        On March 13, 2002, the Special Committee of the Board of Directors of Quanta Services, Inc., a Delaware corporation, consisting of all directors not designated by Aquila Inc. (formerly known as UtiliCorp United, Inc.) approved the following:

   o An amendment to the Rights Agreement, dated March 30, 2000, by and between Quanta and American Stock Transfer & Trust Company, as rights agent, as amended by Amendment No. 1 and Amendment No. 2 thereto;

   o     The creation of a Stock Employee Compensation Trust; and

   o The execution of Employment Agreements with certain specified employees.

      A summary of these actions follows.

Amendment to Rights Agreement
-----------------------------

      Quanta entered into Amendment No. 3 to the Rights Agreement on March 13, 2002. The purpose of the Amendment is to exempt from the dilutive provisions of the Rights Agreement an acquisition of Quanta made pursuant to a tender or exchange offer meeting all of the following requirements:

o The offer must be for all of the outstanding shares of Quanta's common stock and series A convertible preferred stock.

o The same per share price and consideration must be offered for all shares of Quanta's common stock and series A convertible preferred stock (on an as converted basis) and must be paid for all tendered or exchanged shares upon consummation of the offer.

o Upon completion of the offer, the person who made the offer must own shares of Quanta's voting stock representing 75% or more of the then outstanding voting stock.

o Prior to commencing the offer, the person making the offer must irrevocably commit to Quanta in writing to consummate a transaction promptly upon completion of the offer, pursuant to which all shares of Quanta's common stock and series A convertible preferred stock not beneficially owned by that person at the completion of the offer will be acquired at the same price, and for the same consideration, per share paid in the offer.

      A copy of Amendment No. 3 is attached to this filing as an exhibit and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 3.

Stock Employee Compensation Trust
---------------------------------

      Quanta entered into a Trust Agreement, dated March 13, 2002, between Quanta and Wachovia Bank, N.A., as trustee, pursuant to which the parties established the Quanta Services, Inc. Stock Employee Compensation Trust (the "SECT") to fund future employee benefit

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obligations of Quanta using Quanta's common stock. Pursuant to the Common Stock
Purchase Agreement, dated March 13, 2002, between Quanta and Wachovia Bank, N.A., as trustee, Quanta sold eight million shares of Quanta common stock to the SECT in exchange for a promissory note and a cash amount equal to the aggregate par value of the shares.

      The SECT is a trust that holds shares of Quanta's common stock to be used to fund Quanta's obligations during the term of the trust in respect of certain benefit plans. The SECT will release the stock over the life of the trust, as the note is paid down through contributions by Quanta, to satisfy certain benefit requirements of Quanta's benefit plans. Compensation expense will be recognized by Quanta based on the fair value of the shares as they are released from the SECT. Unallocated shares held by the SECT will effectively not be included in calculating Quanta's earnings per share.

      The Trust Agreement contains confidential pass-through voting and tendering provisions that are structured such that the individuals with an economic interest in the performance of the stock control the voting and tendering of such shares. The SECT is currently structured to enable participants in Quanta's broad-based Employee Stock Purchase Plan to determine the manner in which stock held by the trustee under the SECT is voted and tendered.

      Quanta may amend the SECT at any time, subject to certain limitations on its ability to have an adverse effect on the contingent rights of participants in the benefit plans without their consent. The SECT will terminate on July 1, 2017 or any earlier date on which the note is paid in full. The Board of Directors of Quanta may terminate the SECT at any earlier time, and the SECT will terminate automatically upon Quanta giving the trustee notice of a change of control of Quanta (as defined in the Trust Agreement). Neither a change in a majority of the Board of Directors following a proxy fight nor a public company stock-for-stock merger would result in termination of the SECT and payments to participants. Upon termination, the trust will fund any pending obligations under the Plans and correspondingly reduce the remaining principal amount of the note, sell an amount of stock and any other non-cash assets then held by it sufficient to permit the trust to pay the amounts owned under the note, and pay to Quanta an amount equal to the remaining principal amount plus any accrued interest on the note, which payment will be deemed to terminate all remaining obligations of the trust with respect to the note. Any funds remaining in the SECT will be distributed to a broad cross-section of plan participants or to employees of Quanta generally or to a plan covering a broad cross-section of employees, as the Committee may in good faith determine taking into account the best interests of a broad cross section of the individuals employed by Quanta and its subsidiaries.

      Copies of the Trust Agreement and the Stock Purchase Agreement are attached to this filing as exhibits and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Trust Agreement and the Common Stock Purchase Agreement.

Employment Agreements
---------------------

      Quanta entered into new employment agreements with certain employees, as of March 13, 2002, which become effective upon a change of control (as defined below) of Quanta. For some of these employees, the new employment agreements

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supplemented existing employment agreements already in effect. The new employment agreements provide that, following a change of control, if Quanta terminates the employee's employment other than for cause (as defined in the new employment agreements), the employee terminates employment for good reason (as defined in the new employment agreements), or the employee's employment terminates due to death or disability, Quanta will pay certain amounts to the employee, which vary with the level of the employee's responsibility and the terms of the employee's prior employment arrangements.

      For purposes of the new employment agreements, a change of control means:

      o a person or entity, other than Quanta and its affiliates or an employee benefit plan of Quanta or its affiliates, acquires beneficial ownership of 50% or more of Quanta's total outstanding voting power;

      o individuals on the Board of Directors as of the date of the employment agreements, and any new individual who became a director with the approval of a majority of directors then in office who were directors as of the date of the employment agreements or whose election or nomination for election was previously so approved, cease to constitute a majority of the Board of Directors;

      o Quanta's stockholders approve, or Quanta consummates, a merger, consolidation, recapitalization, reorganization, or reverse stock split, other than a transaction in which at least 50% of the total voting power of the surviving entity immediately thereafter is beneficially owned by at least 50% of the holders Quanta securities immediately prior to the transaction without substantially altering their voting power; or

      o Quanta's stockholders approve a complete liquidation or an agreement for the sale of 50% or more of Quanta's assets.


      The new employment agreements provide for payment of an amount equal to all salary, bonus and other compensation due the employee at termination, plus two or, in the case of 12 senior executives, three times the sum of the employee's base salary and highest annual bonus (as defined in the new employment agreements). Additionally, all stock options, restricted stock or other awards made under Quanta's stock incentive plans will become fully vested, and the employee's outstanding stock options will remain exercisable as if the employee remained employed by Quanta for two or, in the case of 12 senior executives, three years following his or her termination. The new employment agreements also provide that Quanta will continue the employee's health and welfare benefits for two or, in the case of 12 senior executives, three years after his or her termination. The employee also will be considered

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to have remained employed, for purposes of determining eligibility for retiree medical benefits, until the expiration of two or, in the case of 12 senior executives, three years following his or her termination. Quanta will also provide the employee with outplacement services as selected by the employee.

      The new employment agreements also provide that Quanta will make a gross up payment to the employees if payments under the new employment agreements (or otherwise) would be deemed "excess parachute payments" under Internal Revenue Code Section 280G, subject to the excise tax imposed by Internal Revenue Code
Section 4999, so that the employee retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

      Employment agreements with 12 senior executives provide that Quanta will make the payments described above if the employee terminates his or her employment for any reason at all during a 30-day period beginning six months after the date of the change of control. In addition, in order to conform the new employment agreements with two of those senior executives to their existing employment arrangements, their new employment agreements also provide that Quanta will make these payments if the employee terminates his employment for any reason during the five-day period immediately before the date of the change of control. All of the new employment agreements provide that Quanta will make the payments described above if, within three years following a change in control, the employee terminates his or her employment for good reason (as defined in the new employment agreements), the employee is terminated without cause or the employee's employment terminates due to death or disability.


      In order to preserve for Quanta the benefit of non-competition agreements and other restrictive covenants of certain employees that were entered into in connection with the acquisition of those employees' businesses, twenty of the new employment agreements provide that such covenants will not cease, in the case of agreements with the 30-day window termination provision described above, upon the voluntary termination of the employee during that 30-day period or, for the other agreements, in the event of a termination of that employee. In the case of employees who did not sell businesses to Quanta, the new employment agreements provide that the covenant of non-competition, and any other restrictive covenants applicable to the employee under any employment or other agreement between Quanta and the employee, will cease to apply effective as of the employee's termination.

        Copies of the new employment agreements with John R. Colson, Peter T. Dameris, Dana A. Gordon, Nicholas M. Grindstaff, Frederick M. Haag, James H. Haddox, Derrick A. Jensen, Elliott C. Robbins, Gary W. Smith, Luke T. Spalj, Gary A. Tucci and John R. Wilson

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are attached to this filing as exhibits and are incorporated herein by reference. One additional employee signed a new employment agreement similar to that of John Colson. An additional twenty-four employees signed new employment agreements similar to that of Elliott Robbins, except that thirteen of those twenty-four agreements do not provide for the cessation of covenants of non-competition and other restrictive covenants as described above. The foregoing description is qualified in its entirety by reference to the attached Employment Agreements.

Press Release
-------------

      On March 14, 2002, Quanta issued a press release announcing certain actions taken by the Special Committee on March 13, 2002. A copy of the press release is attached to this filing as an exhibit and is incorporated herein by reference.

ITEM 7.  EXHIBITS.

4.10 Amendment No. 3 to the Rights Agreement, dated as of March 13, 2002, by and between Quanta Services, Inc. and American Stock Transfer & Trust Company, as rights agent

10.1 Stock Employee Compensation Trust Agreement, dated as of March 13, 2002, between Quanta Services, Inc. and Wachovia Bank, N.A., as trustee.

10.2 Common Stock Purchase Agreement, dated as of March 13, 2002, between Quanta Services, Inc. and Wachovia Bank, N.A., as trustee.

10.3 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and John R. Colson.

10.4 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Peter T. Dameris.

10.5 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Dana A. Gordon.

10.6 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Nicholas M. Grindstaff.

10.7 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Frederick M. Haag.

10.8 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and James H. Haddox.

10.9 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Derrick A. Jensen.

10.10 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Elliott C. Robbins.

10.11 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Gary W. Smith.

10.12 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Luke T. Spalj.

10.13 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and Gary A. Tucci.

10.14 Employment Agreement, dated March 13, 2002, by and between Quanta Services, Inc. and John R. Wilson.

99.2        Press Release of Quanta Services, Inc., dated March 14, 2002.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: March 21, 2002
                                         QUANTA SERVICES, INC.


                                         By:  /s/ Dana A. Gordon
                                            -----------------------------------
                                            Name:    Dana A. Gordon
                                            Title:   VP -- General Counsel